EXHIBIT (a)(1)(iii)

Notice of Guaranteed Delivery
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
Onyx Software Corporation

Pursuant to the Offer to Purchase
dated July 12, 2006
of
CDC Software Acquisition Corp.,
a wholly owned subsidiary of
CDC Corporation

As set forth in Section 2 of the Offer to Purchase, this form, or a form substantially equivalent to this form, must be used to accept the Offer if (1) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Onyx Software Corporation, a Washington corporation (“Onyx”), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be transmitted by facsimile transmission, mail or overnight delivery to the Depositary or delivered by hand. Please see Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York Reorganization Services P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Reorganization Services 161 Bay State Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street, 1-E Receive and Deliver Window New York, NY 10286

By Facsimile Transmission:
(For Eligible Institutions Only)

781-380-3388

To Confirm Facsimile Only:

781-843-1833, Ext. 200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to CDC Software Acquisition Corp., a Washington corporation and a wholly owned subsidiary of CDC Corporation, a Cayman Islands corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 12, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es) of Registered Holder(s) including Zip Code:  _ _

Daytime Area Code and Telephone Number(s):	Signature(s):	Dated:

If Shares will be tendered by book-entry transfer, account number at Book-Entry Transfer Facility:

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Security Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby guarantees to deliver to the Depositary either (i) the certificates representing the Shares tendered hereby, in proper form for transfer or (ii) a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent’s Message in the case of a book-entry delivery, and any other required documents, within three NASDAQ Global Market trading days after the date hereof.

The undersigned that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to the undersigned.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code  _ _

Area Code and Telephone Number:

Dated:  _ _, 2006

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD
BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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